EXHIBIT 4.3

LETTER AGREEMENT DATED SEPTEMBER 21, 2010 WITH
TEMEX RESOURCES CORP RE: OPTION AND JOINT VENTURE ON THE
CROXALL PROPERTY, CANCELLATION OF DECEMBER 12, 2007
OPTION AND JOINT VENTURE JAMES BAY LOWLANDS

TEMEX RESOURCES CORP.
1660-141 Adelaide Street West
Toronto, Ontario CANADA  M5H 3L5
tel: 416-862-2246 fax: 416-862-2244
website: www.temexcorp.com
email: info@temexcorp.com

September 21, 2010

Mill City Gold Corp.
4719 Chapel Road NW
Calgary, AB   T2L 1A7

Attention:  James R. Brown, President

Dear Jim:

Re:  Option and Joint Venture on the Croxall Property,
Cancellation of December 12, 2007 Option and Joint Venture James Bay Lowlands

Temex Resources Corp. (“Temex”) is pleased to confirm the basis upon which they will grant to Mill City Gold Corp. (“Mill City”) an option to earn an undivided 75% participating interest (the “Option”) in the Croxall Property.  The subject matter of this letter agreement is the Croxall Property comprising 59 mining claims totalling 60 claim units (the “Claims”) currently recorded in the name of Temex Resources Corp. but held by Temex Resources Corp. pursuant to an agreement dated June 22, 2009 with the vendors of the Croxall property namely, James E. Croxall, Margaret M. Kangas, and Robert John DeCarle, a true and complete copy of which is enclosed herewith (the “Croxall Agreement”).  The Croxall Property (as more particularly described on Schedule A and depicted on Figure 1 hereto annexed) is located near Timmins in Northern Ontario within Ogden, Price and Thorneloe townships in the Porcupine Mining Division.

To exercise the Option, Mill City shall be required:
1.	subject to TSX-V approval, to issue 250,000 Mill City common shares to Temex within 30 days of execution and delivery (“upon signing”) hereof;
2.	to incur not less than $250,000 of exploration expenditures on or in respect of the Croxall Property before the first anniversary of signing;
3.
to incur not less than an additional $500,000 (an aggregate of $750,000 inclusive of the $250,000 firm commitment referred to in paragraph 2) of exploration expenditures on or in respect of the Croxall Property before the fourth anniversary of signing; and

4.
to make all remaining cash payments in a timely manner as required under the Croxall Agreement (items 2.2.3 and 2.2.4 and any advanced royalty payments required in the Croxall Agreement). Temex shall be responsible to issue the Temex shares due to the vendors under the Croxall Agreement;

5.
to execute a document agreeing to immediately and finally terminate its agreement with Temex regarding the “Option and Joint Venture Agreement dated December 12, 2007 covering 1012 claim units in the Sachigo Greenstone Belt in the James Bay Lowlands in northern Ontario (the Northern and Southern Star Eagle claims) for no additional consideration provided that, the obligations set forth in paragraphs 1 and 2 and 5 are firm commitments made by Mill City to Temex , and the obligations set forth in paragraphs 3, 4 and are optional in the sole discretion of Mill City, and Mill City shall be entitled to accelerate such obligations at any time in its sole discretion.

Mill City shall be entitled to extend for one year the time for completion of each milestone of the Work Commitment, by notice to Temex if given prior to the applicable anniversary of signing.  Each extension shall require Mill City, subject to TSX-V approval, to allot and issue to Temex 125,000 Mill City Shares.  For greater certainty, if an extension of time is granted by Temex to Mill City for completion of a specified cumulative level of exploration expenditures by a particular anniversary date, it shall operate to defer the time of performance of each subsequent anniversary expenditure milestone by one year and require Mill City to allot and issue to Temex 125,000 Mill City Shares.  If no extension is granted to Mill City in accordance with the foregoing then Mill City shall exercise the Option on or before the fourth anniversary of signing (the expiration of the “Earn-in Period”) provided that each such extension which is granted to Mill City shall extend the Earn-in Period by one year.

Temex is currently the Operator of the Croxall Property, and Mill City will replace Temex as Operator during the Earn-in Period and shall appoint Temex as its agent (“Agent”) to carry out all exploration programs to be funded by Mill City under this letter agreement or other replacement document.  As Agent, Temex is entitled to charge an overhead allowance for managing exploration programs equal to 10% of all exploration expenditures, except where the cost of an individual item exceeds $100,000, in which case such overhead allowance is reduced to 5% of the cost of such items.

If during the Earn-in Period Mill City satisfies all its obligations set forth in paragraphs 1 through 5 inclusive, which are conditions precedent to the exercise of the Option, Mill City shall be entitled to give notice to Temex of the exercise of the Option by certifying compliance with the terms in paragraphs 1 through 5.  If the Option is exercised there shall be a novation of the Croxall Joint Venture Agreement whereby Mill City shall be deemed to have acquired a Participating Interest (as therein defined) in the Croxall Joint Venture giving Mill City an undivided 75% interest in the Croxall Property, and the Participating Interest of Temex shall be 25%.

Temex shall then have 60 days from the date of exercise of the Option to elect either:
(a)	to continue to participate in the Croxall Joint Venture with Mill City for the further exploration and development of the Croxall Property; or
(b)	Temex shall allow its interest in the Joint Venture to be diluted by Mill City provided that, Temex shall have the right to participate at any time until its interest is diluted to less than 10% at which time its interest in the Croxall Property shall automatically and for no further consideration be reduced to zero.

For clarity of matters relating to the Joint Venture on the Croxall Property and the operations to be carried out thereupon, the parties agree to negotiate the framework for the Joint Venture on the Croxall Property in good faith subsequent to the exercise of the Option by Mill City. In the absence of such agreement for any reason, the parties agree that the document dated December 12, 2007 between the parties referred to above shall provide the terms and conditions that will govern the parties in relation to this property (with the appropriate changes to claim numbers etc. contained herein).

Any advance royalty payments due after the formation of the Joint Venture shall be an expense of the Joint Venture.

If Temex elects to continue to participate in the Croxall Joint Venture with Mill City for the further exploration and development of the Croxall Property, then Temex shall be deemed to have an initial investment in the Croxall Joint Venture of $750,000, and Mill City shall be deemed to have an initial investment of $750,000 as at the date of exercise of the Option, for the purposes of establishing dilution under the Croxall Joint Venture Agreement.

Temex agrees to, while this agreement or any subsequent agreement relating to the Croxall Property remains in full force and effect, vote any and all of its Mill City shares in favour of the then current management.

If you concur with the foregoing please so signify by signing and returning a copy hereof to Temex.

Yours very truly,

TEMEX RESOURCES CORP.

Ian Campbell, President and CEO

/s/ Ian Campbell

Agreed to and accepted this    21st   day of September, 2010
by and on behalf of

MILL CITY GOLD CORP.

/s/ James R. Brown

James R. Brown, President and CEO

SCHEDULE A:  Claims Description

Recorded Holder:  Temex Resources Corp. 100%

	Claim	Township/Area	G-Plan	Units	Acres	Recording Date	Claim Due Date

1	849065	PRICE	M-0307	1	40	1986-Feb-14	2016-Feb-14
2	849066	PRICE	M-0307	1	40	1986-Feb-14	2016-Feb-14
3	849067	PRICE	M-0307	1	40	1986-Feb-14	2016-Feb-14
4	849068	PRICE	M-0307	1	40	1986-Feb-14	2016-Feb-14
5	849069	PRICE	M-0307	1	40	1986-Feb-28	2016-Feb-28
6	871790	PRICE	M-0307	1	40	1986-Mar-17	2016-Mar-17
7	871791	PRICE	M-0307	1	40	1986-Mar-17	2016-Mar-17
8	871792	PRICE	M-0307	1	40	1986-Mar-17	2016-Mar-17
9	871793	PRICE	M-0307	1	40	1986-Mar-17	2016-Mar-17
10	871794	PRICE	M-0307	1	40	1986-Mar-17	2016-Mar-17
11	871795	PRICE	M-0307	1	40	1986-Apr-01	2016-Apr-01
12	871796	PRICE	M-0307	1	40	1986-Apr-01	2016-Apr-01
13	871797	PRICE	M-0307	1	40	1986-Apr-01	2016-Apr-01
14	880296	THORNELOE	G-3229	1	40	1986-Feb-14	2016-Feb-14
15	880297	THORNELOE	G-3229	1	40	1986-Feb-14	2016-Feb-14
16	880298	PRICE	M-0307	1	40	1986-Feb-28	2016-Feb-28
17	880299	PRICE	M-0307	1	40	1986-Feb-28	2016-Feb-28
18	880300	PRICE	M-0307	1	40	1986-Feb-28	2016-Feb-28
19	880301	PRICE	M-0307	1	40	1986-Feb-28	2016-Feb-28
20	880302	PRICE	M-0307	1	40	1986-Feb-28	2016-Feb-28
21	880303	PRICE	M-0307	1	40	1986-Feb-28	2016-Feb-28
22	880304	PRICE	M-0307	1	40	1986-Feb-28	2016-Feb-28
23	880305	PRICE	M-0307	1	40	1986-Feb-28	2016-Feb-28
24	880306	PRICE	M-0307	1	40	1986-Feb-28	2016-Feb-28
25	880307	PRICE	M-0307	1	40	1986-Feb-28	2016-Feb-28
26	880308	PRICE	M-0307	1	40	1986-Feb-28	2016-Feb-28
27	880309	PRICE	M-0307	1	40	1986-Feb-28	2016-Feb-28
28	880310	PRICE	M-0307	1	40	1986-Feb-28	2016-Feb-28
29	889259	PRICE	M-0307	1	40	1986-Mar-26	2016-Mar-26
30	889260	PRICE	M-0307	1	40	1986-Mar-26	2016-Mar-26
31	889261	PRICE	M-0307	1	40	1986-Mar-26	2016-Mar-26
32	889262	PRICE	M-0307	1	40	1986-Mar-26	2016-Mar-26
33	889263	PRICE	M-0307	1	40	1986-Mar-26	2016-Mar-26
34	889264	PRICE	M-0307	1	40	1986-Mar-26	2016-Mar-26
35	900409	PRICE	M-0307	1	40	1986-Apr-01	2016-Apr-01
36	900410	PRICE	M-0307	1	40	1986-Apr-01	2016-Apr-01
37	900411	PRICE	M-0307	1	40	1986-Apr-01	2016-Apr-01
38	900412	PRICE	M-0307	1	40	1986-Apr-01	2016-Apr-01
39	900413	PRICE	M-0307	1	40	1986-Apr-01	2016-Apr-01
40	900414	PRICE	M-0307	1	40	1986-Apr-01	2016-Apr-01

41	900415	PRICE	M-0307	1	40	1986-Apr-01	2016-Apr-01
42	905586	THORNELOE	G-3229	1	40	1986-Aug-19	2016-Aug-19
43	905587	THORNELOE	G-3229	1	40	1986-Aug-18	2016-Aug-18
44	905588	PRICE	M-0307	1	40	1986-Aug-19	2016-Aug-19
45	988131	PRICE	M-0307	1	40	1987-May-06	2016-May-06
46	988132	PRICE	M-0307	1	40	1987-May-06	2016-May-06
47	988133	PRICE	M-0307	1	40	1987-May-06	2016-May-06
48	998017	OGDEN	G-3979	1	40	1987-Aug-11	2016-Aug-11
49	998021	OGDEN	G-3979	1	40	1987-Aug-11	2016-Aug-11
50	998246	OGDEN	G-3979	1	40	1987-Jul-28	2016-Jul-28
51	998247	OGDEN	G-3979	1	40	1987-Jul-28	2016-Jul-28
52	998248	OGDEN	G-3979	1	40	1987-Jul-28	2016-Jul-28
53	1033734	PRICE	M-0307	1	40	1988-Mar-31	2016-Mar-31
54	1033736	PRICE	M-0307	1	40	1988-Mar-31	2016-Mar-31
55	1033737	PRICE	M-0307	1	40	1988-Mar-31	2016-Mar-31
56	1126672	PRICE	M-0307	1	40	1994-Mar-02	2016-Mar-02
57	1159644	THORNELOE	G-3229	1	40	1991-Feb-18	2016-Feb-18
58	1159645	THORNELOE	G-3229	1	40	1991-Feb-18	2016-Feb-18
59	1177832	THORNELOE	G-3229	2	80	1993-May-25	2016-May-25
59				60	2400

Figure 1. Croxall Property claim sketch

OGDEN
N
998246
998247
998248
998017
998021
889261
900414
900415
1033734
889262
889263
889264
1033737
1033736
905586
880296
849065
849066
849069
880298
871790
905597
880297
849068
849067
880300
880299
871791
871792
880304
880303
880301
880302
880310
871794
880305
880306
880307
880308
880309
1177832
1159644
900413
900412
900411
900410
871797
871795
1159645
1126872
988133
988132
988131
900409
871796
THORNELOE
PRICE
0
0.5
1
kilometres